UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 21, 2006

POZEN INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-31719	62-1657552
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1414 Raleigh Road, Suite 400, Chapel Hill, North Carolina	27517
(Address of Principal Executive Offices)	(Zip Code)

(919) 913-1030
(Registrant's telephone number, including area code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01.  Entry into a Material Definitive Agreement.

Executive Compensation

On September 21, 2006, in recognition of certain employees’ efforts in connection with the Collaboration and License Agreement recently entered into by and between AstraZeneca AB and POZEN Inc. (the “Company”) and the receipt by the Company of an initial upfront payment of $40,000,000.00 pursuant to such agreement, the Compensation Committee of the Board of Directors of the Company approved a bonus pool of $535,150 for the payment of cash bonuses to certain officers and employees of the Company, including the bonuses payable to the executive officers of the Company set forth below, with the remaining bonus pool of $151,800 to be paid to certain non-executive employees of the Company as determined in the discretion of John R. Plachetka, the Company’s Chief Executive Office and President:

Executive Officer	Cash Bonus
John R. Plachetka, Chairman, President & Chief Executive Officer	$169,950
William L. Hodges Chief Financial Officer and Senior Vice President, Finance and Administration	$16,500
Marshall E. Reese Executive Vice President, Product Development	$16,500
Kristina M. Adomonis Senior Vice President of Business Development	$180,400

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POZEN INC.

By:	/s/ William L. Hodges
Name: William L. Hodges Title: Chief Financial Officer

Date: September 27, 2006